REVOLVING CREDIT AGREEMENT

dated as of

June 30, 2005

among

BERKSHIRE INCOME REALTY-OP, L.P.,
as the Borrower

KRUPP CAPITAL ASSOCIATES,
as a Lender

THE OTHER LENDERS PARTY HERETO

and

KRUPP CAPITAL ASSOCIATES,

as Administrative Agent

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ARTICLE I Definitions		17
SECTION 1.1.	Defined Terms	17
SECTION 1.2.	Classification of Loans and Borrowings	11
SECTION 1.3.	Terms Generally	11
SECTION 1.4.	Accounting Terms; GAAP	11
SECTION 1.5.	Joint Venture Investments	11
ARTICLE II The Credits		12
SECTION 2.1.	Commitments	12
SECTION 2.2.	Loans and Borrowings	12
SECTION 2.3.	Requests for Revolving Borrowings	12
SECTION 2.4.	Funding of Borrowings	12
SECTION 2.5.	Termination and Reduction of Commitments	12
SECTION 2.6.	Repayment of Loans; Evidence of Debt; Extension of Maturity Date	13
SECTION 2.7.	Prepayment of Loans	14
SECTION 2.8.	Fees	14
SECTION 2.9.	Interest	14
SECTION 2.10.	Increased Costs	15
SECTION 2.11.	Taxes	15
SECTION 2.12.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	16
SECTION 2.13.	Mitigation Obligations; Replacement of Lenders	18
ARTICLE III Representations and Warranties		18
SECTION 3.1.	Organization; Powers	18
SECTION 3.2.	Authorization; Enforceability	18
SECTION 3.3.	Governmental Approvals; No Conflicts	19
SECTION 3.4.	Financial Condition; No Material Adverse Change	19
SECTION 3.5.	Properties	19
SECTION 3.6.	Litigation and Environmental Matters	19
SECTION 3.7.	Compliance with Laws and Agreements	20
SECTION 3.8.	Investment and Holding Company Status	20
SECTION 3.9.	Taxes	20
SECTION 3.10.	ERISA	20
SECTION 3.11.	Disclosure	20
SECTION 3.12.	Indebtedness	21
SECTION 3.13.	Solvency	21
SECTION 3.14.	No Burdensome Restrictions	21
SECTION 3.15.	Insurance	21
SECTION 3.16.	Use of Proceeds; Margin Stock	21
SECTION 3.17.	Foreign Asset Control Regulations	21

Revolving Credit Agreement

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SCHEDULES:

Schedule 2.01	-	Revolving Credit Commitments and Pro Rata Share

Schedule 3.06          -Disclosed Matters

BUSDOCS/1480716.6

THIS REVOLVING CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time and including all schedules and exhibits hereto, this “Agreement”) is dated as of June 30, 2005 among BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership, as borrower (the “Borrower”), BERKSHIRE INCOME REALTY, INC., a Maryland corporation, as the parent company of the Borrower and guarantor (the “Guarantor”), KRUPP CAPITAL ASSOCIATES, a Massachusetts general partnership, as a lender (“KCA”), the other LENDERS party hereto (as defined herein), and KRUPP CAPITAL ASSOCIATES, a Massachusetts general partnership, as Administrative Agent for the Lenders.

RECITALS

WHEREAS, the Borrower desires that the Lenders provide a revolving credit facility in an aggregate amount of up to $20,000,000;

WHEREAS, the Lenders have agreed to make the requested revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Krupp Capital Associates, in its capacity as administrative agent for the Lenders hereunder, or any successor agent designated in accordance with ARTICLE VIII.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning given to it in the preamble.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Appraisal” means (a) an annual appraisal by a qualified, independent appraiser with an MAI designation or (b) an annual appraisal otherwise reasonably satisfactory to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.4), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

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“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“BIR GP” means BIR GP, L.L.C., a Delaware limited liability company and the sole general partner of the Borrower.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Berkshire Income Realty-OP, L.P., a Delaware limited partnership.

“Borrowing” means Revolving Loans, made or continued on the same date.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with SECTION 2.3.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Cash Equivalents” means (i) cash, (ii) United States Governmental Securities, (iii) interest bearing or discounted obligations of Federal agencies and government sponsored entities or pools of such instruments offered by banks rated AA or better by S&P or Aa2 or better by Moody’s at the time of acquisition thereof and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified passthrough certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, domestic and eurodollar certificates of deposit, banker’s acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, and/or guaranteed by an entity with an Aa2 rating by Moody’s, an AA rating by S&P, or better rated credit at the time of acquisition thereof, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of at least AA by S&P or Aa2 by Moody’s at the time of acquisition thereof, (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures, and loan participations, each of which is rated at least AA by S&P, and/or Aa2 by Moody’s, and/or unconditionally guaranteed by an entity with an AA rating by S&P, an Aa2 rating by Moody’s, or better rated credit at the time of acquisition thereof, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody’s and/or SP-1 by S&P at the time of acquisition thereof and/or supported by an irrevocable letter of credit of a bank with a long-term debt rating of at least AA by S&P or Aa2 by Moody’s at the time of acquisition thereof, (vii) real estate loan pool participations, guaranteed by an entity with an AA rating by S&P or an Aa2 rating by Moody’s, or better rated credit at the time of acquisition thereof, and (ix) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in the preceding clauses (i) through (vii).

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for

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purposes of SECTION 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Change in Control” means the occurrence of any of the following:

(a)	BIR GP shall cease to be the sole general partner of Borrower; or
(b)	the Guarantor shall cease to the sole member of BIR GP; or
(c)	KRF shall cease to Control the Guarantor; or

(d)        the Guarantor and KRF shall cease to own collectively at least fifty percent (50%) of the economic interest of the Borrower; or

(e)        any Person (including a Person’s Affiliates and associates), other than KRF or the Guarantor or any wholly-owned subsidiary of either KRF or the Guarantor, shall have acquired after the Effective Date beneficial ownership of a percentage (based on voting power, in the event different classes of interests shall have different voting powers) of the voting interests of BIR GP equal to at least forty percent (40%); or

(f)         during any twelve-month period on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Guarantor was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors of the Guarantor then in office.

“Class”, when used in reference to any Loan or Borrowing, refers to the classification such Loan, or the Loans comprising such Borrowing, as Revolving Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s outstanding Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to SECTION 2.5, (b) increased in accordance with SECTION 2.9(c) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 9.4. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments shall not exceed $20,000,000, unless such amount is increased pursuant to SECTION 2.9(c).

“Consolidated Businesses” means the Guarantor, the Borrower and the Subsidiaries, on a consolidated basis (without taking into account any non-wholly-owned Person or entity).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income during such period (without duplication), (i) income tax expense for such period, (ii) fees and interest payable to any lender or agent

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under any Consolidated Indebtedness for such period, (iii) depreciation of real estate owned and amortization expense for such period, and (iv) amortization of intangibles for such period.

“Consolidated Indebtedness” means, as of any date of determination, the total amount of all Indebtedness of the Consolidated Businesses determined in accordance with GAAP

“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Businesses for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Service” means, with respect to any period, the sum of (a) the aggregate of all fees payable to any lender or agent under any Consolidated Indebtedness during such period, (b) the aggregate of all interest payable on any Consolidated Indebtedness during such period, and (c) the aggregate of all scheduled principal payments on Consolidated Indebtedness payable during such period by the Consolidated Businesses (but excluding all balloon payments and repayments of principal due upon the stated maturity of such Indebtedness), and (d) the aggregate of all dividends payable on the preferred stock of the Consolidated Businesses not owned by any other of the Consolidated Businesses.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in SECTION 4.1 are satisfied (or waived in accordance with SECTION 9.2).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests “means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under SECTION 2.13(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with SECTION 2.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to SECTION 2.11(a).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of

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America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Berkshire Income Realty, Inc., a Maryland corporation.

“Guaranty” means the guaranty of payment provided by the Guarantor pursuant to SECTION 4A.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

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“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Payment Date” means with respect to any Loan, the last day of each month.

“Interest Period” means, initially, the period commencing on the date of any Borrowing and ending on last day of the month in which the Borrowing was made and thereafter, the period commencing on the first day of each month and ending on the last day of each month.

“Joint Venture” means a partnership, limited liability company, corporation, joint venture or trust (other than a Subsidiary) in which the Borrower or its Subsidiaries own less than 100% of the Equity Interests.

“KCA” has the meaning set forth in the preamble hereto.

“KRF” means KRF Company, L.L.C., a Delaware limited liability company, a limited partner of the Borrower and the owner of 100% of the common stock of the Guarantor.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBOR Rate” means the one-month LIBOR rate announced by Reuters on the first day of each month in which a Borrowing is made or a Loan is outstanding. The LIBOR Rate so announced shall remain in effect for the duration of such month and shall be adjusted on the first day of each succeeding month. If the one-month LIBOR rate is not available from Reuters on the first day of any month, the Administrative Agent shall determine the LIBOR Rate with reference to the one-month LIBOR rate published in the Wall Street Journal on such date.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any Notes, any Borrowing Request and all other related agreements, promissory notes, instruments and documents, executed, issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” or “margin security” as such terms are defined in Regulations U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Consolidated Businesses taken as a whole, (b) the ability of the Borrower or the Guarantor to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.

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“Maturity Date” means the earlier of (a) December 31, 2006 or, if extended by the Borrower pursuant to SECTION 2.6, June 30, 2007 and (b) the date of termination of the Commitments pursuant to the terms of this Agreement.

“Maximum Outstanding Amount” means, as of any date of determination, the greatest aggregate amount of Loans that have been outstanding at any one time during the Availability Period, excluding any Loans to be made on the date of such determination.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Worth” means, as of any date of determination, the consolidated shareholder’s or interestholder’s equity of the Consolidated Businesses, as determined in accordance with GAAP.

“Obligations” means, without duplication, all of the obligations, liabilities and indebtedness of the Borrower or the Guarantor to the Lenders and the Administrative Agent, whenever arising, under this Agreement, any Notes issued hereunder, or any of the other Loan Documents to which the Borrower or the Guarantor is a party, including without limitation the outstanding principal amount of the Loans.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in SECTION 9.4.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)        Liens imposed by law for taxes that are not yet due or are being contested in compliance with SECTION 5.4;

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with SECTION 5.4;

(c)        pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)        deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)        judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

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(f)         easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Register” has the meaning set forth in SECTION 9.4.

“REIT” means domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq., of the Code.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having outstanding Revolving Loans and unused Commitments representing at least 51% of the sum of the total Revolving Loans outstanding and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Loan” means a Loan made pursuant to SECTION 2.3.

“S&P” means Standard & Poor’s.

“Solvent”, when used with respect to any Person, means that at the time of determination:

(a)         the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

(b)         the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c)         it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

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(d)         it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Borrower.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Value” means, as of any date of determination, the sum of (a) for real property assets of the Consolidated Businesses for which an Appraisal has been obtained, the fair market value of such real property assets as set forth on such Appraisal, plus (b) for real property assets of the Consolidated Businesses owned for fewer than four quarters and for which an Appraisal has not been obtained, the aggregate value of such assets at cost, plus (c) unrestricted Cash and Cash Equivalents held by the Consolidated Businesses, plus (d) without duplication, the Borrower’s investment in Krupp Government Income Trust II, as calculated with reference to such entity’s net asset value as determined from time to time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, and the use of the proceeds thereof.

“United States Governmental Security” means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2.  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”).

SECTION 1.3.  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be

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construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.4.  Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.5.  Joint Venture Investments. For purposes of calculating the financial covenants in SECTION 6.1 (including the definitions used therein), (a) Total Value and Debt Service shall be calculated, to the extent applicable, to include the pro-rata share (as determined by their respective percentage interests in the profits and losses of such joint venture) of results or value attributable to Guarantor, the Borrower and the Subsidiaries from joint ventures and (b) Indebtedness and Consolidated Indebtedness shall be calculated as follows: (i) if the Indebtedness of a joint venture is recourse to the Borrower or one of its Subsidiaries, then Indebtedness and Consolidated Indebtedness shall include the amount of such Indebtedness or Consolidated Indebtedness that is recourse to such Person, without duplication, and (ii) if the Indebtedness of such joint venture is not recourse to the Borrower or one of its Subsidiaries, then Indebtedness and Consolidated Indebtedness shall include such Person’s pro-rata share of such Indebtedness or Consolidated Indebtedness as determined by its percentage interest in the profits and losses of such joint venture. For purposes of this SECTION 1.5, Indebtedness of a joint venture that is recourse to the Borrower or one of its Subsidiaries solely as a result of such Person’s being a partner or member in such joint venture shall be treated as not recourse to such Person as long as the only assets owned by such Person are its equity interest in such joint venture and any contributed capital held to fund such equity interest.

ARTICLE II

THE CREDITS

SECTION 2.1.  Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate amount of such Lender’s outstanding Revolving Loans exceeding such Lender’s Commitment or (b) the sum of the aggregate amount of Loans outstanding exceeding the total Commitments, in each case, except as provided in SECTION 2.9(c). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

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SECTION 2.2.  Loans and Borrowings. (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)        At the time that each Revolving Borrowing is made, such Borrowing shall be in an amount that is not less than $500,000; provided that a Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.

SECTION 2.3.  Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form required by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with SECTION 2.2:

(i)	the aggregate amount of the requested Borrowing;
(ii)	the date of such Borrowing, which shall be a Business Day; and

(iii)        the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of SECTION 2.4.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4.  Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

SECTION 2.5.  Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)        The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of, and not less than, $100,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with SECTION 2.7, the aggregate amount of outstanding Revolving Loans would exceed the total Commitments.

(c)        The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such

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notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.6.  Repayment of Loans; Evidence of Debt; Extension of Maturity Date. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b)        Each Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)        The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the date of such Loan and the Class thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)        The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)        Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(f)         So long as no Default or Event of Default has occurred and is continuing , the Borrower may extend the Maturity Date for six months on a single occasion, by providing written notice to the Administrative Agent at least 30 days but no more than 90 days prior to the Maturity Date. If on the initial Maturity Date (i) no Default or Event of Default exists and is continuing, and (ii) the Borrower has given written notice to the Administrative Agent of such election to extend the Maturity Date within the time frame set forth in this SECTION 2.6(f), the Maturity Date shall be extended to June 30, 2007.

SECTION 2.7.  Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)        The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments

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as contemplated by SECTION 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with SECTION 2.5. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing as provided in SECTION 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by SECTION 2.9.

SECTION 2.8.  Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a set-up fee, payable in installments on the date of each Borrowing, equal to, in each case, the amount of 1% of the positive difference, if any, between (a) the outstanding principal amount of the Loans after giving effect to such Borrowing and (b) the Maximum Outstanding Amount. In no event shall the total amount of such set-up fee be greater than $200,000 in the aggregate.

SECTION 2.9.  Interest. (a) The Loans comprising each Borrowing shall bear interest for each Interest Period at a rate per annum equal to the LIBOR Rate plus five percent (5%).

(b)        Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to Loans as provided in the preceding paragraph of this Section.

(c)        Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event that the Borrower has insufficient cash available on any Interest Payment Date to pay both required interest and required dividends payable on the next dividend payment date to the holders of the Guarantor’s preferred stock, the Borrower may request a Loan on such Interest Payment Date in accordance with SECTION 2.3 in the amount of all accrued and unpaid interest on the Loans, and the proceeds of such Loans shall be used to pay in full all such accrued and unpaid interest. If on any Interest Payment Date the Borrower is not able to make a payment of interest in accordance with clause (ii) of the proviso to this paragraph (c) due to a lack of availability of the Commitments of the Lenders, the Commitment of each of the Lenders shall be increased in accordance with its Applicable Percentages to an amount equal to its share of the amount by which any unpaid accrued interest on such Interest Payment Date exceeds the current Commitments of the Lenders; provided that the Borrower may not make any Borrowings when the aggregate amount of the Commitments exceeds $20,000,000 for any purposes other than the payment of interest hereunder.

(d)        All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The interest rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.10.	Increased Costs. (a) If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

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(ii)         impose on any Lender or the London interbank market any other condition affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)        If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)        A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.11.            Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)        The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes

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imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)         If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this SECTION 2.11, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this SECTION 2.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.12.            Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under SECTION 2.10, SECTION 2.11, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Beacon Street, Boston, Massachusetts or as the Administrative shall otherwise designate to the Borrower in writing, except that payments pursuant to SECTION 2.10, SECTION 2.11 and SECTION 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

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(b)        If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)        If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(e)        If any Lender shall fail to make any payment required to be made by it pursuant to SECTION 2.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.13.            Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under SECTION 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.10 or SECTION 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not

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otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)        If any Lender requests compensation under SECTION 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Guarantor represents and warrants to the Lenders that:

SECTION 3.1.  Organization; Powers. Each of the Borrower, the Guarantor and each of other the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2.  Authorization; Enforceability. The Transactions are within the Borrower’s and the Guarantor’s entity powers and have been duly authorized by all necessary partnership, limited liability company, and corporate and, if required, equityholder action. Each of the Loan Documents to which the Borrower or the Guarantor is a party has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3.  Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Consolidated Businesses or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor, the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made

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by the any of the Consolidated Businesses, and (d) will not result in the creation or imposition of any Lien on any asset of the Consolidated Businesses.

SECTION 3.4.  Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the Guarantor’s consolidated balance sheet and statements of income, stockholders or partners equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by PriceWaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Consolidated Businesses as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)        Since December 31, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Consolidated Businesses, taken as a whole.

SECTION 3.5.  Properties. (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and none of such assets is subject to any Lien other than Permitted Encumbrances and Liens securing Indebtedness permitted by this Agreement.

(b)        Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.6.  Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or the Guarantor, threatened against or affecting the Guarantor, the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)        Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Guarantor, the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)        Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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SECTION 3.7.  Compliance with Laws and Agreements. Each of the Guarantor, the Borrower and its Subsidiaries is in compliance with all laws (including any Environmental Laws), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.8.  Investment and Holding Company Status. Neither the Guarantor, the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.9.  Taxes. Each of the Consolidated Businesses has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Consolidated Business has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.            ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.            Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.            Indebtedness. (a) As of the date hereof, all Indebtedness of the Consolidated Businesses is permitted by this Agreement. None of the Consolidated Businesses is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Consolidated Business, and no event or condition exists with respect to any Indebtedness of any of the Consolidated Businesses, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

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(b)        None of the Consolidated Businesses has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 6.2.

SECTION 3.13.            Solvency. Each of the Guarantor and the Borrower is and, after consummation of the transactions contemplated by this Agreement, will be Solvent.

SECTION 3.14.            No Burdensome Restrictions. None of the Consolidated Businesses is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, (i) individually or in the aggregate, would have or would be reasonably expected to have a Material Adverse Effect or (ii) as to any Subsidiary, restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any Subsidiaries that own outstanding shares of capital stock or similar equity interests in such Subsidiary, except for restrictions contained in the financing agreements entered into by BIR Arboretum, L.L.C. (owner of Arboretum Place Apartments) and BIR Silver Hill, L.L.C. (owner of Silver Hill at Arboretum Place).

SECTION 3.15.            Insurance. The insurance policies and programs in effect as of the Effective Date and thereafter with respect to the properties, assets and business of the Borrower and the Subsidiaries are in compliance with SECTION 5.5.

SECTION 3.16.            Use of Proceeds; Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.17.            Foreign Asset Control Regulations. Neither making of the Loans to the Borrower nor the Borrower’s use of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or the Act.

ARTICLE IV

CONDITIONS

SECTION 4.1.  Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with SECTION 9.2):

(a)        The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)        The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions (including resolutions of the Guarantor) and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

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(c)        The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of SECTION 4.2.

(d)        No change in the business, assets, management, operations financial condition or prospects of the Consolidated Businesses or any of their respective properties shall have occurred since December 31, 2004 which change will have or could have a Material Adverse Effect.

(e)        The Administrative Agent shall have received an officer’s certificate duly executed by the President, Vice President or a Financial Officer of the Borrower certifying as to pro forma compliance with the financial covenants in SECTION 6.1 as of the Effective Date (taking into account the borrowing of any Loans).

(f)         The Administrative Agent shall have received satisfactory financial statements of the type described in SECTION 5.1(a) for the 2003 and 2004 fiscal years of the Guarantor and satisfactory financial statements of the type described in SECTION 5.1(b) for the quarters ended subsequent to December 31, 2004.

(g)        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

SECTION 4.2.  Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)        The representations and warranties of the Borrower and the Guarantor set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

(b)        At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)        No law, regulation or order of any Governmental Authority shall prohibit enjoin or restrain any Lender from making such Borrowing, as reasonably determined by such Lender.

(d)        The Administrative Agent shall have received an officer’s certificate duly executed by the President, Vice President or a Financial Officer of the Borrower certifying as to pro forma compliance with the financial covenants in SECTION 6.1(a) as of the dated of any Borrowing (taking into account the borrowing of any Loans).

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower and the Guarantor on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

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ARTICLE IVA

GUARANTY

SECTION 4A.1  Guaranty of Payment and Performance. Subject to SECTION 4A.7, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Lender the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

SECTION 4A.2  Obligations Unconditional. The obligations of the Guarantor hereunder are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any notes issued hereunder or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and the Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Loan Documents. The Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes issued hereunder or any of the other Loan Documents or foreclosing any security interest in or Lien on any collateral, if any, securing the Obligations or from exercising any other rights available to any of them under this Agreement, the Notes, any of the other Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Guarantor’s obligations hereunder; it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent, irrevocable and unconditional under any and all circumstances. Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor further agrees to all rights of set-off as set forth in SECTION 9.8.

SECTION 4A.3  Modifications. The Guarantor agrees that (a) all or any part of the security now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the

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Borrower and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes issued hereunder or any of the other Loan Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

SECTION 4A.4  Waiver of Rights. The Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders’ subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which the Guarantor might otherwise be entitled; and (f) the benefit of any laws that exonerate or limit the liability of guarantors or sureties, and any defenses provided by these laws.

SECTION 4A.5  Reinstatement. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 4A.6  Remedies. The Guarantor agrees that, as amongst the Guarantor, the Administrative Agent and the Lenders, the Obligations may be declared to be forthwith due and payable as provided in ARTICLE VII (and shall be deemed to have become automatically due and payable in the circumstances provided in ARTICLE VII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor.

SECTION 4A.7  Limitation of Guaranty. It is the intention and agreement of the Guarantor, the Administrative Agent and the Lenders that the obligations of the Guarantor hereunder shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the Guarantor shall be adjudicated or declared to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

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ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and the Guarantor covenants and agrees with the Lenders that:

SECTION 5.1.  Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)        within 90 days after the end of each fiscal year of the Guarantor (and the Borrower if prepared), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor, the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)        within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor (and the Borrower if prepared), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Guarantor, the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)        concurrently with any delivery of financial statements under clause (a) above, a certificate of a Financial Officer of the Borrower (i) certifying that such Financial Officer has reviewed the terms of the Loan Documents, and has made, or caused to be made, under his or her supervision, a review in reasonable detail of the Transactions and consolidated financial position of the Guarantor, the Borrower and the Subsidiaries during the period covered by such reports, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in SECTION 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

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(e)        promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.2.  Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)	the occurrence of any Default;

(b)        the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)        the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

(d)        any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.3.  Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 6.3. The Borrower and the Guarantor will do all things necessary to maintain the Guarantor’s status as a REIT.

SECTION 5.4.  Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.5.  Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.6.  Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to

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examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.7.  Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, and (ii) all material contractual obligations, in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.8.  Use of Proceeds. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.9.  Further Assurances. Each of the Guarantor and the Borrower will cooperate with, and will cause each Subsidiary to cooperate with, the Administrative Agent and the Lenders and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

SECTION 5.10.            Distributions to Borrower in the Ordinary Course. In the ordinary course of business each of the Guarantor and the Borrower shall cause all of the Subsidiaries to make transfers of net cash and cash equivalents upstream to the Borrower other than amounts held by Subsidiaries as tenant deposits and for reserves, capital expenditures, leasing commissions, tenant improvements and other working capital purposes (and amounts required to be held by BIR Arboretum, L.L.C. and BIR Silver Hill, L.L.C. under such Subsidiary’s financing agreements), and the Borrower shall continue to follow such ordinary course of business. The Borrower shall not make net transfers of cash and cash equivalents downstream to the Subsidiaries except in the ordinary course of business consistent with past practice.

SECTION 5.11.            ERISA Compliance. Each of the Guarantor and the Borrower shall, and shall cause each of the Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Guarantor and the Borrower covenants and agrees with the Lenders that:

SECTION 6.1.	Indebtedness and Certain Financial Covenants.

(a)        Leverage Ratio. Neither the Guarantor nor the Borrower will permit the ratio of Consolidated Indebtedness to Total Value to exceed 0.75 to 1.00 as of the last day of any fiscal quarter of the Consolidated Businesses or as of the date on which any Consolidated Businesses incurs any Indebtedness.

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(b)        Debt Service Coverage Ratio. Neither the Guarantor nor the Borrower will permit, for any period of four consecutive fiscal quarters then ended, the ratio of (x) Consolidated EBITDA of the Consolidated Businesses for such period to (y) Debt Service for such period to be less than 1 to 1.

(c)        Maximum Dividend. The Borrower shall not make any Restricted Payments after the occurrence and during the continuance of an Event of Default, unless such Restricted Payments are necessary for the Guarantor to maintain its status as a REIT or for the Guarantor to pay to its preferred shareholders its minimum required dividend on its preferred stock, and then only an amount equal to the greater of (x) the minimum amount necessary to maintain such status as a REIT and (y) the minimum fixed dividend amount required to be paid to the Guarantor’s preferred shareholders as of such date pursuant to the terms of the Guarantor’s preferred stock as now in effect.

(d)        Pro Forma Calculations. The Borrower shall comply with the financial ratios set forth in SECTION 6.1(a) as of the date of each Borrowing. The Borrower shall recalculate such financial ratios by adding the amount equal to the Indebtedness associated with such Borrowing to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement (less any Indebtedness repaid, retired, or forgiven during such period) and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Value and, if applicable (less the value of any assets sold during such period). The Borrower shall deliver an officer’s certificate, signed by the Financial Officer of the Borrower, certifying that the pro forma calculations as of the date of such Borrowing demonstrate the Borrower’s compliance with the covenants and financial ratios set forth in SECTION 6.1(a).

(e)        Covenant Calculations. For purposes of the calculations to be made pursuant to SECTION 6.1 (and the definitions used therein), SECTION 1.5 shall apply to investments in Joint Ventures.

SECTION 6.2.  Liens. The Guarantor and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)	Permitted Encumbrances; and

(b)        Liens securing Indebtedness permitted, or not prohibited, by this Agreement (including SECTION 6.1(a)).

SECTION 6.3.  Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

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(b)        The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.4.  Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by SECTION 6.1(c).

SECTION 6.5.  Debt. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become directly or indirectly liable with respect to any Debt if (i) a Default or an Event of Default has occurred and is continuing, or (ii) such incurrence would cause a Default or Event of Default hereunder.

SECTION 6.6.  Negative Pledge; Restrictive Agreements. From and after the date hereof, the Borrower shall not enter into or permit to exist, and will not permit any Subsidiary to enter into or permit to exist, any agreement or arrangement (i) containing any provision prohibiting or restricting the creation or assumption of any Lien upon its properties (other than mechanics liens or judgment liens more than 30 days past due and other than with respect to prohibitions on liens set forth in a mortgage on a particular property), revenues or assets, whether now owned or hereafter acquired, or (ii) prohibiting or restricting the ability of such Person to amend or modify this Agreement or any other Loan Document, or (iii) prohibiting or restricting the ability of any Subsidiary to make or pay dividends or distributions to the Borrower, except for restrictions or prohibitions contained in the financing agreements entered into by BIR Arboretum, L.L.C. and BIR Silver Hill, L.L.C.

SECTION 6.7.  Margin Regulations; Securities Laws. Neither the Guarantor, the Borrower nor any of the Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

SECTION 6.8.  ERISA. The Guarantor and the Borrower shall not and shall not permit any Subsidiary or other ERISA Affiliate of the Borrower to:

(a)        engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, except to the extent engaging in such transaction would not have a Material Adverse Effect;

(b)        permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Plan, whether or not waived;

(c)        terminate any Plan which could reasonably result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA exceeding $500,000;

(d)        fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except to the extent such failure would not have a Material Adverse Effect;

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(e)        fail to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

(f)         amend a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)        the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)        the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days;

(c)        any representation or warranty made or deemed made by or on behalf of the Guarantor, the Borrower or any Subsidiary in or in connection with this Agreement any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in a material manner when made or deemed made;

(d)        the Guarantor or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in SECTION 5.2, SECTION 5.3 (with respect to the Borrower’s or the Guarantor’s existence) or SECTION 5.8 or in ARTICLE VI;

(e)        the Guarantor or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)         the Guarantor, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness, when and as the same shall become due and payable and such failure shall continue for a period of ten (10) days, and such failure has or is reasonably likely to have a Material Adverse Effect;

(g)        any event or condition occurs that (i) results in any Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and (ii) and has or is reasonably likely to have a Material Adverse Effect; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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(h)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Guarantor, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)         the Guarantor, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)         the Guarantor, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)        one or more judgments for the payment of money in an aggregate amount in excess of five percent (5%) of the Net Worth of the Consolidated Businesses shall be rendered against the Guarantor, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed and for which the Borrower’s insurance carrier has not acknowledged in writing full coverage of such claim, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)         an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods; or

(m)	a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become

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due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The entity serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such entity and its Affiliates may lend money to and generally engage in any kind of business with the Guarantor, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 9.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Guarantor, the Borrower or any of its Subsidiaries that is communicated to or obtained by the entity serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in SECTION 9.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and SECTION 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.  Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)         if to the Borrower or the Guarantor, to it at One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention of Chris Nichols  (Telecopy No. (617)-556-1472) with a copy to Mary Beth Bloom (Telecopy No. (617)-556-1408);

(ii)         if to the Administrative Agent, to Krupp Capital Associates, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, Attention of Wayne Zarozny (Telecopy No. (617) 556-1472) with a copy to Mary Beth Bloom (Telecopy No. (617)-556-1408) and Lawrence I. Silverstein, Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110 (Telecopy No. (617) 951-8736); and

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(iii)        if to any other Lender, to it at its address (or telecopy number) as it may specify in writing.

(b)        Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)        Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.2.  Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

(b)        Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender except as expressly provided in SECTION 2.9(c) as in effect on the date hereof, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, other than as expressly permitted in SECTION 2.6(f) as in effect on the date hereof, (iv) change SECTION 2.12(b) or SECTION 2.12(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

SECTION 9.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection

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with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, including the fees, charges and disbursements of any counsel for the Administrative Agent in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)        The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Guarantor, the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Guarantor, the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)        To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)        To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)        All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.4.  Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of

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each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii)	Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; and

(D)       the assignee, if it shall not be a Lender, shall provide to the Administrative Agent a notice address for such Lender.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 2.10, SECTION 2.11 and SECTION 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of

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a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)        Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s notice address information (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)        (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to SECTION 9.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTION 2.10, and SECTION 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.8 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.12(c) as though it were a Lender.

(ii)         A Participant shall not be entitled to receive any greater payment under SECTION 2.10 or SECTION 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 2.11(e) as though it were a Lender.

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(d)        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.5.  Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of SECTION 2.10, SECTION 2.11 and Section 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.7.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.8.  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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SECTION 9.9.  Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

(b)        The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Judicial Court of the Commonwealth of Massachusetts sitting in Suffolk County and of the United States District Court of the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)        The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.            Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.            Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this

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Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.            USA PATRIOT Act. Each Lender hereby notifies the Borrower and the Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identity the Borrower in accordance with the Act.

SECTION 9.14.            Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.            Limitation of Liability. None of the Persons holding Equity Interests in any of the Lenders or any Related Parties thereof (collectively, “Upstream Persons”), other than such Lender, shall be personally liable for the Commitments or any other amounts due hereunder or under any other Loan Document from such Lender or for the performance of any obligations of any Lender hereunder or thereunder. The sole recourse of the Borrower or the Guarantor for satisfaction of the Commitments and obligations of the Lenders shall be against such Lenders and its assets (and not against any assets or property of any Upstream Persons). In the event that a Lender breaches its obligations hereunder, no action shall be brought against any such Upstream Person.

BUSDOCS/1480716.6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BERKSHIRE INCOME REALTY-OP, L.P.,

By BIR GP, L.L.C., its general partner

By Berkshire Income Realty, Inc., its managing member

By /s/ David C. Quade

Name: David C. Quade

Title: President

Address:	One Beacon Street
Suite 1500
Boston, Massachusetts 02108

Taxpayer Identification Number: 020635501

BERKSHIRE INCOME REALTY, INC.

By /s/ David C. Quade

Name: David C. Quade

Title: President

Revolving Credit Agreement

2

KRUPP CAPITAL ASSOCIATES, individually and as Administrative Agent,

By: Krupp Equity Portfolio Limited Partnership,

as general partner

By: Krupp Bond Portfolio Limited Partnership,

as general partner

By: Krupp Hedge Fund Limited Partnership,

as general partner

By: The Krupp Family Office, LLC, as general partner of each of the foregoing

By:__/s/ Douglas Krupp_______________

Douglas Krupp, as President

By:__/s/ George Krupp________________

George Krupp, as President

By:__/s/ Lawrence I. Silverstein_________

Lawrence I. Silverstein,

as Trustee of each the Douglas Krupp 1994 Family Trust and the George Krupp 1994 Family Trust

Revolving Credit Agreement